NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Adds LaVerne Council and Barbara Schwarzentraub to its
Board of Directors

Utica, New York, September 23, 2019 – CONMED Corporation (NASDAQ: CNMD) announced today LaVerne Council and Barbara Schwarzentraub are joining its Board of Directors. Ms. Schwarzentraub will join the Board effective immediately, with Ms. Council joining the Board effective as of December 1, 2019.

“LaVerne and Barb are outstanding additions to our board,” commented Mark Tryniski, Chairman of CONMED’s Board of Directors. “They both bring a wealth of global executive leadership experience and proven track records developing and implementing strategies across global organizations and driving shareholder value. Their impressive backgrounds and focus on execution will make them vital contributors in guiding CONMED’s growth.”

“We are thrilled to welcome LaVerne and Barb to our board of directors,” said Curt R. Hartman, President and Chief Executive Officer of CONMED. “We are excited to benefit from their valuable counsel as we continue to execute on enhanced growth opportunities that will benefit our customers, shareholders, and employees.”

Ms. Council is the National Managing Principal, Enterprise Technology Strategy & Innovation for Grant Thornton LLP. She served as the Senior Vice President and General Manager for MITRE Corporation from 2017 through 2018 and as the Assistant Secretary for Information & Technology and Chief Information Officer for the United States Department of Veteran Affairs from 2015 through 2017. Ms. Council was the Chief Executive Officer of Council Advisory Services, LLC from 2012 through 2015 and served as the Corporate Vice President and Global Chief Information Officer for Johnson & Johnson from 2006 through 2011. Prior to that, she served in a number of roles of increasing responsibility at DELL, Inc., most recently as the Global Vice President Information Technology, Global Business Solutions and Development Services.

Ms. Council received her Master of Business Administration from Illinois State University and her Bachelor of Business Administration in Computer Science from Western Illinois University.

Ms. Schwarzentraub has been with Caterpillar, Inc since 1990 and currently serves as a Director and Divisional Chief Financial Officer for Global Information Services Division. From 2016 through 2017, Ms. Schwarzentraub was the Director of Caterpillar’s Global Component Manufacturing and Supply Chain, having previously served as the Director of Caterpillar’s Parts Distribution and Vice President of Caterpillar Logistics Services Inc from 2010 through 2016. She also served as the Director of Global Finance Transformation from 2006 through 2010. Prior to these roles, Ms. Schwarzentraub held a number of positions of increasing responsibility within Caterpillar including Six Sigma Deployment Director, Manager of FP&A, Process Improvement Manager, and various accounting positions.

Ms. Schwarzentraub received her Master of Business Administration and Bachelor of Science in Accounting from Bradley University.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.